Exhibit 10.16

MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT (this "Agreement") is made as of July 1, 2007, effective as of June 26, 2007, by and between ENVIRONMENTAL ENERGY SERVICES, INC. (the "Manager"), a Delaware corporation, and BLAZE ENERGY CORP. (the "Company"), a Delaware corporation.

RECITALS

WHEREAS, Manager owns a controlling interest in Company, and both employ the same persons as officers and utilize the same office space;

WHEREAS, Manager and Company desire to formalize the terms and conditions under which Manager will provide management and corporate overhead services to Company.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.

Appointment of Manager; Relationship of Company and the Manager.

Manager shall provide management and operational support services to the Company, as hereinafter provided.  Manager, at all times, shall be independent of the Company. Nothing contained herein shall be deemed to make or render the Company a partner, co-venturer or other participant in the business or operations of the Manager, or in any manner to render Company liable, as principal, surety, guarantor, agent or otherwise for any of the debts, obligations or liabilities of Manager. Similarly, nothing contained herein shall be deemed to make or render the Manager a partner, co-venturer or other participant in the business or operations of the Company, or in any manner to render Manager liable, as principal, surety, guarantor, agent or otherwise for any of the debts, obligations or liabilities of Company.

2.

Management Services.

Commencing on the date of this Agreement, Manager shall, at its expense, provide, supply and render the following management and operational support services to Company:

a.

The management time of A. Leon Blaser, Greg Holsted, and Michael Thompson, all on a part-time basis as needed to properly manage and direct the affairs of the Company.

b.

Sufficient personnel to administer and supervise all of the finances of the Company, including payroll, taxes, accounting, bookkeeping, record-keeping, managing or accounts payable, and accounts receivable, banking, financial records and reporting functions. Manager shall prepare and maintain financial statements for the Business according to generally accepted accounting principles

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consistently applied and shall provide the Company’s board with operating reports and statements including but not limited to cash flow statements, income statements, accounts payable and accounts receivable reports and such other reports and information as may be requested by the Company’s board from time to time.

c.

Sufficient personnel to supervise the Company’s actual operations, which is the development of the oil and gas leases owned by the Company, but the cost of any personnel below the management/supervisory level shall be the responsibility of the Company.

d.

Office space within Manager’s offices for the officers and managerial and administrative employees of the Company, as well as all services and costs incidental to such office space, including utilities, phone, internet, fax capability, receptionist, file and document storage, and secretarial support.

Notwithstanding the foregoing, the Manager shall not have the authority, without the express written consent of the Company’s board of directors, to purchase in the name of the Company, or for use by the Company in the Business, any assets outside the ordinary course of business, or incur any indebtedness outside the ordinary course of business.

3.

Obligations of the Company.

Prior to the expiration of this Agreement, the Company shall provide the Manager with true and correct information relating to all functions for which the Manager has responsibility hereunder, as well as access to all books, records, personnel and property of the Company as necessary to carry out Manager’s functions under this Agreement, and shall not take any action to interfere with the Manager's performance of its duties hereunder.

4.

Additional Agreements of the Manager.

The Manager agrees that at all times during the term of this Agreement it shall, to the extent the Company has adequate funds thereto:

(a) Do nothing, and permit nothing to be done (which is within the control of the Manager), which will or might cause the Company to operate in an improper or illegal manner.

(b) Not cause a default in any of the terms, conditions and obligations of any of the contracts and other agreements of the Company.

(c) To the extent permissible by law, maintain in full force its licenses and permits in the State of Idaho and comply fully with all laws respecting its formation, existence, activities and operations.

(d) Allow the Company and the employees, attorneys, accountants and other representatives of the Company, full and free access to its books and records, and all of the facilities of the Company relating to the Business.

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5.

General and Administrative Activities.

To the extent that Manager shall deem it necessary or desirable, Manager shall have the power and authority to combine and integrate, at its own office, the "general and administrative"  activities of the Company, including, but not limited to, all accounting, bookkeeping, record-keeping, paying, receiving and other fiscal or financial activities, with those of Manager; provided, that Manager shall be responsible for segregating and delivering the records of the Company upon termination of this Agreement for any reason.

6.

Location.

During the term of this Agreement, the business of the Company will be serviced by Manager from the Manager's office in Boise, Idaho, or any other location selected by Manager.

7.

Compensation.

a.

Base Compensation

While Manager is employed by the Company hereunder and as otherwise provided in this Agreement, the Company shall pay to Manager, for the Base Services, a monthly fee in the amount of $100,000, payable in advance, with the first payment being due and payable on July 1, 2007, and each succeeding payment being due and payable on the first day of each succeeding calendar quarter during the term of this Agreement.

b.

Expenses

In addition to the monthly management fee specified in Paragraph 7(a), the Company shall also be obligated to reimburse the Manager for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by it in the performance of its duties and responsibilities hereunder, subject to the Company's normal policies and procedures for expense verification and documentation.

c.   Conflicts of Interest

Company and Manager recognize and acknowledge that all personnel which Manager assigns to perform Manager’s functions under this Agreement will have similar functions for Manager’s own business, including the personnel identified under Paragraph 2(a) herein, and accordingly shall not be required to devote 100% of their time and attention to the Company’s affairs, but only such time as is reasonable necessary to perform the duties and responsibilities of Manager hereunder.  Nothing herein shall prohibit Company from paying supplemental incentive or bonus compensation to any employees of Manager who are assigned to fulfill Manager’s responsibilities hereunder, but any such supplemental incentive or bonus compensation shall be at the discretion of the Company’s board of directors, shall be the sole responsibility of the Company, shall not reduce the base monthly management fee payable by Company hereunder, and shall not

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reduce Manager’s obligation to any such officer or employee pursuant to any employment agreement between Manager and such officer or employee.

8.

Term of Agreement; Termination of Rights.

(a) The term of this Agreement shall commence on the Effective Date, and expire, unless terminated or extended in writing, on June 30, 2008. Upon termination of this Agreement, all books and records relating to the Company in Manager’s possession shall be immediately returned to the Company.  Notwithstanding the foregoing, the Company may terminate this Agreement without cause prior to the expiration of its term upon thirty (30) days advance notice and the payment to the Manager of a termination fee equal to the lesser of a) $1,000,000, or b) the monthly management fee paid or payable to the Manager pursuant to Paragraph 7 herein for the remaining this Agreement.

(b) Company may, at its option, terminate this Agreement for cause if any of the following items have not been cured within ten (10) days after written notice of default is delivered to Manager  (or such longer period as required to effect a cure if a cure is commenced within 10 days and diligently prosecuted): (i) if Manager shall violate any material provision of this Management Agreement; (ii) if Manager shall violate or be in material breach of any provision, representation, warranty, covenant or undertaking herein; or (iii) if Manager (a) makes an assignment for the benefit of creditors, (b) is adjudicated a bankrupt, (c) files or has filed against it any bankruptcy, reorganization, liquidation or similar petition or any petition seeking the appointment of a receiver, conservator or other representative, or (d) proposes a composition arrangement with creditors.  If this Agreement is terminated by Company for cause, then the Company shall remain liable for all compensation due Manager hereunder up to the Expiration Date, but shall not be liable for any compensation accruing under this Agreement after the Expiration Date.

The date on which this Agreement is terminated pursuant to Section 8(a) above or this Section 8(b) is hereinafter referred to as the "Expiration Date".

9.

Indemnification.

(a) Manager shall indemnify, defend and hold harmless Company and its affiliates, their respective shareholders, officers, directors, employees, and agents, against and in respect of any and all losses, claims, damages, causes of action, actions, obligations, liabilities, deficiencies, suits, proceedings, actual out-of-pocket obligations and expenses (including cost of investigation, interest, penalties and reasonable attorneys' fees) (collectively, "Losses") incurred as a result of a breach by Manager of its obligations under this Agreement.  The obligations set forth in this Section 9(a) shall survive for a period of one (1) year following the Expiration Date.

(b) Company shall indemnify, defend and hold harmless Manager and its affiliates, their respective shareholders, officers, directors, employees, and agents, against and in respect of any and all Losses incurred by them arising out of the performance by Manager of its services under this Agreement, except for a Loss incurred as a result of intentional misconduct or gross

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negligence of the Indemnitee (as hereinafter defined).   The obligations set forth in this Section 9(b) shall survive for a period of one (1) year following the Expiration Date.

(c) If a party entitled to indemnification (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which a party is obligated to provide indemnification (the "Indemnifying Party") pursuant to subsections (a) and (b) of this Section, the Indemnitee shall promptly give the Indemnifying Party notice thereof (Indemnification Notice"). Such Indemnification Notice shall be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement. Except as provided below, the Indemnifying Party may compromise, settle or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party's counsel shall cooperate in the compromise of, or defense against, any such asserted liability. If the Indemnifying Party provides the Indemnitee a defense to a third party claim at the Indemnifying Party's cost with a qualified attorney, Indemnitee may participate and/or monitor the defense with an attorney of the Indemnitee's selection (at the Indemnitee's own expense). Provided that the Indemnifying Party pays for the full cost of the settlement of any claim, the Indemnifying Party may settle any claim without the consent of the Indemnitee. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

10. Additional Provisions.

(a) This Agreement sets forth the entire understanding and agreement among he parties hereto with reference to the subject matter hereof and may not be modified, amended, discharged or terminated except by a written instrument signed by the parties hereto.

(b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Idaho applicable to agreements made, delivered and to be performed within such State.

(c) This Agreement may not be assigned by Company or Manager without the written consent of the other, which consent may not be unreasonably withheld.

(d) All of the terms and provisions of this Management Agreement shall be binding upon, inure to the benefit of, and be enforceable by each of the parties hereto and their respective successors and assigns. Except for affiliates of the Company and Manager and their respective shareholders, officers, directors, employees and agents, no person other than the parties hereto shall be a third party beneficiary of this Agreement or have any rights hereunder.

(e) No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other rights, power or remedy.

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(f) No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by Company.

(g) Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or Federal court located in the State of Idaho, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

(h) If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

(i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(j) The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the date first above written.

Signed this 1 day of July, 2007.

COMPANY:

BLAZE ENERGY CORP., a Delaware corporation

/s/ A. Leon Blaser

________________________________________

By: A. Leon Blaser

Its: Chief Executive Officer

MANAGER:

ENVIRONMENTAL ENERGY SERVICES, INC., A Delaware Corporation

/s/ A. Leon Blaser

_________________________________________

By: A. Leon Blaser

Its: Chief Executive Officer

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